EXHIBIT 21
SUBSIDIARIES OF REGISTRANT

Syracuse China Company - Incorporated in Delaware
World Tableware Inc. - Incorporated in Delaware
LGA4 Corp. - Incorporated in Delaware
LGA3 Corp. - Incorporated in Delaware
The Drummond Glass Company - Incorporated in Delaware
Libbey Canada Inc. - Incorporated in Ontario, Canada
Libbey Glass Inc. - Incorporated in Delaware
LGC Corp. - Incorporated in Delaware
Libbey.com LLC - Formed in Delaware
LGFS Inc. - Incorporated in Delaware
LGAC LLC - Formed in Delaware
LGAU Corp. - Incorporated in Delaware
Libbey Europe B.V. - Incorporated in the Netherlands
B.V. Koninklijke Nederlandsche Glasfabriek Leerdam - Incorporated in the Netherlands
Libbey Asia Limited - Formed in Hong Kong
Libbey Glassware (China) Co., Ltd. - Formed in China
Crisal - Cristalaria Automatica, S.A. - Formed in Portugal
Libbey International C.V. - Incorporated in the Netherlands
Libbey Europe Finance Company B.V. - Incorporated in the Netherlands
Libbey Mexico Holdings B.V. - Incorporated in the Netherlands
Crisa Libbey Mexico S. de R.L. de C.V. - Incorporated in Mexico
Libbey Mexico, S. de R.L. de C.V. - Incorporated in Mexico
Crisa Libbey S.A. de C.V. - Incorporated in Mexico
Libbey Trading (Beijing) Co., Ltd. - Formed in China